Exhibit 99.1

News Release
Weatherford Reports Third Quarter Income From Continuing Operations of
$0.85 Per Diluted Share
Record Net Income; 27 Percent Earnings Per Share Increase Over Prior Year
HOUSTON, October 21, 2007 — Weatherford International Ltd. (NYSE: WFT) today reported third quarter 2007 income from continuing operations of $294.9 million, or $0.85 per diluted share. Third quarter diluted earnings per share from continuing operations reflect an improvement of 27 percent over the third quarter of 2006 diluted earnings per share from continuing operations of $0.67.
Third quarter revenues were $1,972.0 million, or 16 percent higher than the same period last year, against a backdrop of flat rig count activity.
Sequentially, the company’s third quarter diluted earnings per share from continuing operations were $0.17 higher than the second quarter 2007 diluted earnings per share from continuing operations of $0.68, before non-recurring items.
In the first nine months of 2007, revenues were $5.6 billion and income from continuing operations before non-recurring items was $816.4 million, or $2.35 per diluted share. In 2006, the company reported revenues for the first nine months of $4.8 billion and income from continuing operations before non-recurring items of $633.0 million, or $1.77 per diluted share.

North America
Revenues for the quarter were $993.8 million. This is a four percent increase over the same quarter in the prior year, as compared to a three percent rig count decline. Growth in the U.S. rig count was more than offset by a 29% drop in the Canadian rig count. Sequentially, revenues increased 13 percent, as compared to a 12 percent increase in rig count. Artificial lift, directional & underbalanced drilling and wireline performed exceptionally well.
Operating income of $264.2 million was six percent lower than the same quarter in the prior year and 37 percent higher sequentially.
Latin America
Third quarter revenues of $213.6 million were 23 percent higher than the third quarter of 2006 and three percent higher than the prior quarter. This region’s performance reflected the strongest sequential growth in its artificial lift, directional & underbalanced drilling and well construction service lines.
The current quarter’s operating income of $45.5 million improved 63 percent as compared to the same quarter in the prior year and was flat as compared to the second quarter of 2007.
Europe/West Africa/CIS
Third quarter revenues of $308.6 million were 43 percent higher than the third quarter of 2006 and six percent higher than the prior quarter. This region improved across most product lines with the strongest growth in the artificial lift, completion, directional & underbalanced drilling, and well construction service lines.
The current quarter’s operating income of $73.9 million improved 60 percent as compared to the same quarter in the prior year and seven percent higher sequentially.
Middle East/North Africa/Asia
Third quarter revenues of $455.9 million were 29 percent higher than the third quarter of 2006 and five percent higher than the prior quarter. This region’s performance reflected improvements in its directional & underbalanced drilling, well construction, artificial lift and wireline service lines.
The current quarter’s operating income of $103.7 million improved 46 percent as compared to the same quarter in the prior year and seven percent as compared to the prior quarter.
Discontinued Operations
The company is disposing of its non-core oil and gas development and production business. The results of operations of this business for the current and prior periods are reflected as discontinued operations, net of taxes. For the three months ended September 30, 2007, the loss per diluted share from discontinued operations was $0.01.

Reclassifications and Non-GAAP
Non-GAAP performance measures and corresponding reconciliations to GAAP financial measures have been provided for meaningful comparisons between current results and results in prior operating periods.
Conference Call
The company will host a conference call with financial analysts to discuss the 2007 third quarter results on October 22, 2007 at 8:00 a.m. (CDT). The company invites investors to listen to a play back of the conference call at the company’s website, http://www.weatherford.com in the “investor relations” section.
Weatherford is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford operates in over 100 countries and employs approximately 35,500 people worldwide.
# # #

Contact:	Andrew P. Becnel	(713) 693-4136
Chief Financial Officer
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford’s prospects for its operations which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford International Ltd.’s reports and registration statements filed with the SEC, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity, the demand for and pricing of Weatherford’s products and services, domestic and international economic and regulatory conditions and changes in tax and other laws affecting our business. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary materially from those currently anticipated.

Weatherford International Ltd.
Consolidated Condensed Statements of Income
(Unaudited)
(In 000’s, Except Per Share Amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
Net Revenues:
North America	$993,828	$954,007	$2,883,825	$2,716,194
Latin America	213,644	173,953	626,190	514,685
Europe/West Africa/CIS	308,587	215,270	844,184	597,586
Middle East/North Africa/Asia	455,932	353,523	1,286,022	942,875

	1,971,991	1,696,753	5,640,221	4,771,340

Operating Income (Expense):
North America	264,183	281,484	756,349	766,173
Latin America	45,453	27,877	139,784	86,614
Europe/West Africa/CIS	73,884	46,049	197,442	125,402
Middle East/North Africa/Asia	103,692	71,134	284,163	175,254
Research and Development	(43,199)	(38,241)	(124,413)	(112,045)
Equity in Earnings (Losses)	4,149	(190)	5,928	5,737
Corporate Expenses	(28,573)	(24,718)	(79,193)	(68,481)
Exit Costs and Restructuring Charges	—	—	(17,316)	(2,770)

	419,589	363,395	1,162,744	975,884

Other Income (Expense):
Other, Net	1,282	332	(7,024)	(10,417)
Interest Expense, Net	(50,194)	(27,487)	(119,258)	(70,066)

Income from Continuing Operations Before Income Taxes and Minority Interest	370,677	336,240	1,036,462	895,401

Provision for Income Taxes:
Provision for Operations	(70,429)	(94,022)	(223,172)	(257,398)
Tax Charges and Benefit From Exit and Restructuring Charges	—	—	(43,906)	970

	(70,429)	(94,022)	(267,078)	(256,428)

Income from Continuing Operations Before Minority Interest	300,248	242,218	769,384	638,973
Minority Interest, Net of Taxes	(5,324)	(6,076)	(14,161)	(7,812)

Income from Continuing Operations	$294,924	$236,142	$755,223	$631,161
Loss from Discontinued Operation, Net of Taxes	(2,211)	(1,939)	(15,628)	(6,794)

Net Income	$292,713	$234,203	$739,595	$624,367

Basic Earnings Per Share:
Income from Continuing Operations	$0.87	$0.68	$2.23	$1.81
Loss from Discontinued Operation	(0.00)	(0.00)	(0.05)	(0.02)

Net Income	$0.87	$0.68	$2.18	$1.79

Diluted Earnings Per Share:
Income from Continuing Operations	$0.85	$0.67	$2.17	$1.77
Loss from Discontinued Operation	(0.01)	(0.01)	(0.04)	(0.02)

Net Income	$0.84	$0.66	$2.13	$1.75

Weighted Average Shares Outstanding:
Basic	338,176	345,733	338,506	347,915
Diluted	348,248	354,471	347,458	356,905

Weatherford International Ltd.
Selected Income Statement Information
(Unaudited)
(In 000’s)

	Three Months
	Ended
	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
Net Revenues:
North America	$993,828	$883,364	$1,006,633	$956,436	$954,007
Latin America	213,644	206,604	205,942	211,512	173,953
Europe/West Africa/CIS	308,587	290,639	244,958	229,757	215,270
Middle East/North Africa/Asia	455,932	435,338	394,752	409,883	353,523

	$1,971,991	$1,815,945	$1,852,285	$1,807,588	$1,696,753

Operating Income (Expense):
North America	$264,183	$192,268	$299,898	$274,007	$281,484
Latin America	45,453	45,742	48,589	46,413	27,877
Europe/West Africa/CIS	73,884	68,801	54,757	47,646	46,049
Middle East/North Africa/Asia	103,692	96,998	83,473	98,086	71,134
Research and Development	(43,199)	(40,700)	(40,514)	(37,384)	(38,241)
Equity in Earnings (Losses)	4,149	989	790	93	(190)
Corporate Expenses	(28,573)	(23,525)	(27,095)	(26,625)	(24,718)
Exit Costs and Restructuring Charges	—	(13,132)	(4,184)	(23,433)	—

	$419,589	$327,441	$415,714	$378,803	$363,395

Supplemental Information
(Unaudited)
(In 000’s)

	Three Months
	Ended
	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
Depreciation and Amortization:
North America	$74,047	$66,959	$61,764	$58,475	$58,102
Latin America	18,880	17,118	16,739	17,307	16,856
Europe/West Africa/CIS	22,926	20,936	18,235	17,259	16,460
Middle East/North Africa/Asia	40,983	36,951	36,167	32,549	29,653
Research and Development	1,678	1,669	1,620	1,819	1,813
Corporate	463	909	990	1,576	596

	$158,977	$144,542	$135,515	$128,985	$123,480

We report our financial results in accordance with generally accepted accounting principles (GAAP). However, Weatherford’s management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure we may present from time to time is operating income or income from continuing operations excluding certain charges or amounts. This adjusted income amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for operating income, net income or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the nine months ended September 30, 2007 and 2006, and the three months ended June 30, 2007. We did not report non-GAAP financial measures for the three months ended September 30, 2007 and 2006. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.
Weatherford International Ltd.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)

	Three Months		Nine Months Ended
	Ended		September 30,		September 30,
	June 30, 2007		2007		2006
Operating Income:
GAAP Operating Income	$327,441		$1,162,744		$975,884
Exit costs and restructuring charges	13,132	(a)	17,316	(b)	2,770	(c)

Non-GAAP Operating Income	$340,573		$1,180,060		$978,654

Provision for Income Taxes:
GAAP Provision for Income Taxes	$(105,271)		$(267,078)		$(256,428)
Tax impact of charges	(4,574)	(a)	(6,094)	(b)	(970)	(c)
Other charge	50,000	(a)	50,000	(b)	—	(c)

Non-GAAP Provision for Income Taxes	$(59,845)		$(223,172)		$(257,398)

Income from Continuing Operations:
GAAP Income from Continuing Operations	$176,480		$755,223		$631,161
Total charges, net of tax	58,558	(a)	61,222	(b)	1,800	(c)

Non-GAAP Income from Continuing Operations	$235,038		$816,445		$632,961

Diluted Earnings Per Share From Continuing Operations:
GAAP Diluted Earnings per Share From Continuing Operations	$0.51		$2.17		$1.77
Total charges, net of tax	0.17	(a)	0.18	(b)	—	(c)

Non-GAAP Diluted Earnings per Share From Continuing Operations	$0.68		$2.35		$1.77

Note (a): This amount represents severance charges associated with the Company’s restructuring activities. On an after tax basis, these charges approximated $8.6 million during the three months ended June 30, 2007. In addition, the Company incurred a tax charge of $50.0 million for withholding taxes required to be paid on a distribution made by the Company to one of its foreign subsidiaries. On an after tax basis, these items resulted in an effect of seventeen cents per diluted share for the three months ended June 30, 2007.
Note (b): This amount represents severance charges associated with the Company’s restructuring activities. On an after tax basis, these charges approximated $11.2 million during the nine months ended September 30, 2007. In addition, the Company incurred a tax charge of $50.0 million for withholding taxes required to be paid on a distribution made by the Company to one of its foreign subsidiaries. On an after tax basis, these items resulted in an effect of eighteen cents per diluted share for the nine months ended September 30, 2007.
Note (c): This amount represents severance charges associated with the Company’s restructuring activities. On an after tax basis, these charges approximated $1.8 million.